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                                             EXHIBIT 23.3(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this registration statement on Form S-3 of U.S. Office Products Company of our report dated August 9, 1995, relating to the financial statements of U-Bix Business Machines Limited, which appear in the Current Report on Form 8-K dated March 7, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                                                   /s/ KPMG
                                                                   KPMG
9 October 1996
Aukhland, New Zealand